UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2018 (May 7, 2018)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2018, the third business day following the 2018 Annual Meeting of Shareholders, Tredegar Corporation (“Tredegar”) granted non-statutory stock options to its named executive officers. The value of the stock options were previously reported in Tredegar’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2018 (in the case of Messrs. Edwards and Schewel) and its Current Report on Form 8-K filed with the SEC on May 7, 2018 (in the case of Mr. Gottwald). The value of the non-statutory stock options were converted to shares using the modified Black-Scholes option pricing model. The resulting number of shares granted were as follows:

Name	Title	Value of Nonstatutory Stock Options	Number of Nonstatutory Stock Options Granted
John D. Gottwald	President and CEO	$2,000,000	361,011
D. Andrew Edwards	VP and CFO	$190,344	34,358
Michael J. Schewel	VP, General Counsel and Secy.	$165,418	29,859

The nonstatutory stock options have an option price of $19.35 per share, which is the closing price of shares of Tredegar’s common stock on May 7, 2018, will vest on the second anniversary of the date of grant, and have a term of seven years. The grant is subject to the terms of the Notice of Nonstatutory Stock Option Grant and Nonstatutory Stock Option Terms and Conditions, filed as Exhibit 10.1 to its Current Report on Form 8-K, filed with the SEC on May 7, 2018, and is incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION
(Registrant)

Date: May 10, 2018	By:	/s/ Michael J. Schewel
Michael J. Schewel
Vice President, General Counsel and Corporate Secretary